Exhibit 23.1

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our Independent Auditors’ Report dated February 2, 2017, relating to the consolidated financial statements of the Company appearing in Exhibit 99.3 to Norbord Inc.’s Annual Report on Form 40-F for the year ended December 31, 2016. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants,

August 30, 2017

Toronto, Canada